Filed Pursuant to Rule 424(b)(3)
Registration No. 333-215288
PROSPECTUS SUPPLEMENT NO. 12
(to Prospectus dated March 21, 2018)
Vistra Energy Corp.
168,779,076 Shares of Common Stock
____________________
This prospectus supplement supplements the prospectus dated March 21, 2018 (as supplemented to date, the Prospectus), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-215288). This prospectus supplement is being filed to update and supplement the information in the Prospectus with information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 9, 2018 (the Current Report). Accordingly, we have attached the Current Report to this prospectus supplement.
The Prospectus and this prospectus supplement relate solely to 168,779,076 shares of Vistra Energy Corp. common stock, par value $.01 per share, which we refer to as our common stock or the Vistra Energy common stock, which may be offered for resale from time to time by the stockholders named under the heading “Principal and Selling Stockholders” in the Prospectus, whom we refer to as the selling stockholders. The shares of our common stock offered under the Prospectus, as supplemented by this prospectus supplement, may be resold by the selling stockholders at fixed prices, prevailing market prices at the times of sale, prices related to such prevailing market prices, varying prices determined at the times of sale or negotiated prices and, accordingly, we cannot determine the price or prices at which shares of our common stock may be resold. The shares of our common stock offered by the Prospectus and this prospectus supplement may be resold by the selling stockholders directly to investors or to or through underwriters, dealers or other agents, as described in more detail in the Prospectus. For more information, see the section entitled “Plan of Distribution” in the Prospectus. We do not know if, when or in what amounts a selling stockholder may offer shares of our common stock for resale. The selling stockholders may resell all, some or none of the shares of our common stock offered by the Prospectus, as supplemented by this prospectus supplement, in one or multiple transactions.
This prospectus supplement should be read in conjunction with the Prospectus. This prospectus supplement updates and supplements the information in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.
Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “VST.” On May 14, 2018, the closing sales price of our common stock as reported on the NYSE was $23.10 per share.
____________________
Investing in our common stock involves risks. Before making a decision to invest in our common stock, you should carefully consider the information referred to under the heading “Risk Factors” beginning on page 21 of the Prospectus.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
____________________
The date of this prospectus supplement is May 15, 2018.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2018

VISTRA ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX		75039
(Address of principal executive offices)		(Zip Code)

(214) 812-4600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
This Current Report on Form 8-K is being filed in connection with the consummation on April 9, 2018 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated October 29, 2017 (the “Merger Agreement”), by and between Vistra Energy Corp., a Delaware corporation (the “Company”), and Dynegy Inc., a Delaware corporation (“Dynegy”). Pursuant to the Merger Agreement, on the Closing Date, Dynegy merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). The combined company will operate under the name “Vistra Energy Corp.” and will continue to be a Delaware corporation. The following events took place in connection with the consummation of the Merger:

Item 1.01.	Entry into a Material Definitive Agreement.

Warrants
In connection with the Merger, the Company entered into the First Supplemental Warrant Agreement, dated as of April 9, 2018 (the “Supplemental Warrant Agreement”), among the Company, Computershare Inc. (“Computershare”), a Delaware corporation, and its wholly owned subsidiary, Computershare Trust Company, N.A., a federally chartered, limited purpose trust company (together with Computershare, the “Warrant Agent”). Pursuant to the Supplemental Warrant Agreement, holders of each outstanding warrant (a “Warrant”) issued pursuant to the Warrant Agreement, dated February 2, 2017 (the “Warrant Agreement”), between Dynegy and the Warrant Agent, shall be entitled to receive, upon the exercise thereof in accordance with the terms of the Warrant Agreement, the equity securities to which the holder of the number of shares of Dynegy common stock, par value $0.01 per share (“Dynegy Common Stock”), then deliverable upon the exercise of conversion of such Warrant would have been entitled to receive upon the consummation of the Merger.
The Warrants, which have been listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “DYN.WS.A”, will continue to be listed on the NYSE under the new ticker symbol “VST.WS.A”. The Company expects trading on the NYSE under the new ticker symbol to begin on or about the Closing Date.
The foregoing summary of the Warrant Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the text of the Warrant Agreement (a copy of which has been filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2017 by Dynegy) and the text of the Supplemental Warrant Agreement (a copy of which is filed as Exhibit 4.2 to the Registration Statement on Form 8-A filed with the SEC on April 9, 2018 by the Company relating to the Warrants), each of which document has been filed as an exhibit to this Report and is incorporated herein by reference.
Credit Agreement
In connection with the Merger, the Company has entered into an assumption agreement whereby the Company has assumed the obligations of Dynegy as the borrower under that certain credit agreement, dated as of April 23, 2013 (as amended, supplemented or otherwise modified from time to time, the “Dynegy Credit Agreement”), among Dynegy, the guarantor parties thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent, and the other credit documents referred to in the Dynegy Credit Agreement, including that certain guarantee and collateral agreement, dated as of April 23, 2013 (as amended, supplemented or otherwise modified from time to time, the “Dynegy Guarantee and Collateral Agreement”), among Dynegy, the guarantor parties thereto and Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee.
A description of the Dynegy Credit Agreement and the Dynegy Guarantee and Collateral Agreement is contained in the Current Report on Form 8-K of Dynegy filed with the SEC on April 24, 2013 (the “April 2013 Form 8-K”) and is incorporated herein by reference.
The foregoing summary of the Dynegy Credit Agreement and the Dynegy Guarantee and Collateral Agreement does not purport to be complete and is qualified in its entirety by reference to (i) the text of the Dynegy Credit Agreement (a copy of which has been filed as Exhibit 10.1 to the April 2013 Form 8-K) and each amendment or supplement thereto and (ii) the text of the Dynegy Guarantee and Collateral Agreement (a copy of which has been filed as Exhibit 10.2 to the April 2013 Form 8-K) and each amendment or supplement thereto, each of which document has been filed as an exhibit to this Report and is incorporated herein by reference.
2019 Senior Notes
On April 9, 2018, the Company and certain of the Company’s wholly-owned subsidiaries that guarantee obligations under the Dynegy Credit Agreement (the “Subsidiary Guarantors”) executed an Eighth Supplemental Indenture (the “2019 Notes Eighth Supplemental Indenture”) to the indenture, dated as of October 27, 2014 (as amended and supplemented, the “2019 Notes

Indenture”), among Dynegy (as successor to Dynegy Finance II, Inc.), the subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee (the “Trustee”), providing for the issuance of an aggregate principal amount of $850,000,000 of outstanding 6.75% Senior Notes due 2019 (the “2019 Notes”) previously issued by Dynegy.

Pursuant to the 2019 Notes Eighth Supplemental Indenture, the Company assumed the obligations of Dynegy as the issuer under the 2019 Notes Indenture. The 2019 Notes are subject to an outstanding notice of redemption which was conditioned upon the consummation of the Merger and are expected to be redeemed on or about May 1, 2018 at a redemption price of 101.688%, plus accrued and unpaid interest to but not including the date of redemption.
A description of the 2019 Notes is contained in the Current Report on Form 8-K of Dynegy filed with the SEC on October 30, 2014 (the “October 2014 Form 8-K”) and is incorporated herein by reference.
The foregoing summary of the 2019 Notes Indenture and the 2019 Notes does not purport to be complete and is qualified in its entirety by reference to the text of the 2019 Notes Indenture (a copy of which has been filed as Exhibit 4.7 to the October 2014 Form 8-K) and each supplement thereto, each of which document has been filed as an exhibit to this Report and is incorporated herein by reference.
2022 Senior Notes
On April 9, 2018, the Company and the Subsidiary Guarantors executed an Eighth Supplemental Indenture (the “2022 Notes Eighth Supplemental Indenture”) to the indenture, dated as of October 27, 2014 (as amended and supplemented, the “2022 Notes Indenture”), among Dynegy, the subsidiary guarantors named therein and the Trustee providing for the issuance of an aggregate principal amount of $1,750,000,000 of 7.375% Senior Notes due 2022 (the “2022 Notes”) previously issued by Dynegy.
Pursuant to the 2022 Notes Eighth Supplemental Indenture, the Company assumed the obligations of Dynegy as the issuer under the 2022 Notes Indenture.
A description of the 2022 Notes is contained in the October 2014 Form 8-K and is incorporated herein by reference.
The foregoing summary of the 2022 Notes Indenture and the 2022 Notes does not purport to be complete and is qualified in its entirety by reference to the text of the 2022 Notes Indenture (a copy of which has been filed as Exhibit 4.8 to the October 2014 Form 8-K) and each supplement thereto, each of which document has been filed as an exhibit to this Report and is incorporated herein by reference.
2023 Senior Notes
On April 9, 2018, the Company and the Subsidiary Guarantors executed an Eighth Supplemental Indenture (the “2023 Notes Eighth Supplemental Indenture”) to the indenture, dated as of May 20, 2013 (as amended and supplemented, the “2023 Notes Indenture”), among Dynegy, the subsidiary guarantors named therein and the Trustee, providing for the issuance of an aggregate principal amount of $500,000,000 of 5.875% Senior Notes due 2023 (the “2023 Notes”) previously issued by Dynegy.
Pursuant to the 2023 Notes Eighth Supplemental Indenture, the Company assumed the obligations of Dynegy as the issuer under the 2023 Notes Indenture.
A description of the 2023 Notes is contained in the Current Report on Form 8-K of Dynegy filed with the SEC on May 21, 2013 (the “May 2013 Form 8-K”) and is incorporated herein by reference.
The foregoing summary of the 2023 Notes Indenture and the 2023 Notes does not purport to be complete and is qualified in its entirety by reference to the text of the 2023 Notes Indenture (a copy of which has been filed as Exhibit 4.1 to the May 2013 Form 8-K) and each supplement thereto, each of which document has been filed as an exhibit to this Report and is incorporated herein by reference.
2024 7.625% Senior Notes
On April 9, 2018, the Company and the Subsidiary Guarantors executed an Eighth Supplemental Indenture (the “2024 7.625% Notes Eighth Supplemental Indenture”) to the indenture, dated as of October 27, 2014 (as amended and supplemented, the

“2024 7.625% Notes Indenture”), among Dynegy (as successor to Dynegy Finance II, Inc.), the subsidiary guarantors named therein and the Trustee providing for the issuance of an aggregate principal amount of $1,250,000,000 of 7.625% Senior Notes due 2024 (the “2024 7.625% Notes”) previously issued by Dynegy.
Pursuant to the 2024 7.625% Notes Eighth Supplemental Indenture, the Company assumed the obligations of Dynegy as the issuer under the 2024 7.625% Notes Indenture.

A description of the 2024 7.625% Notes is contained in the October 2014 Form 8-K and is incorporated herein by reference.
The foregoing summary of the 2024 7.625% Notes Indenture and the 2024 7.625% Notes does not purport to be complete and is qualified in its entirety by reference to the text of the 2024 7.625% Notes Indenture (a copy of which has been filed as Exhibit 4.9 to the October 2014 Form 8-K) and each supplement thereto, each of which document has been filed as an exhibit to this Report and is incorporated herein by reference.
2024 8.034% Senior Notes
On April 9, 2018, the Company and the Subsidiary Guarantors executed a Second Supplemental Indenture (the “2024 8.034% Notes Second Supplemental Indenture”) to the indenture, dated as of February 2, 2017 (as amended and supplemented, the “2024 8.034% Notes Indenture”), among Dynegy, the subsidiary guarantors named therein and the Trustee, providing for the issuance of an aggregate principal amount of $188,237,672 of 8.034% Senior Notes due 2024 (the “2024 8.034% Notes”) previously issued by Dynegy.
Pursuant to the 2024 8.034% Notes Second Supplemental Indenture, the Company assumed the obligations of Dynegy as the issuer under the 2024 8.034% Notes Indenture.
A description of the 2024 8.034% Notes is contained in the Current Report on Form 8-K of Dynegy filed with the SEC on February 7, 2017 (the “February 2017 Form 8-K”) and is incorporated herein by reference.
The foregoing summary of the 2024 8.034% Notes Indenture and the 2024 8.034% Notes does not purport to be complete and is qualified in its entirety by reference to the text of the 2024 8.034% Notes Indenture (a copy of which has been filed as Exhibit 4.2 to the February 2017 Form 8-K) and each supplement thereto, each of which document has been filed as an exhibit to this Report and is incorporated herein by reference.
2025 Senior Notes
On April 9, 2018, the Company and the Subsidiary Guarantors executed a Third Supplemental Indenture (the “2025 Notes Third Supplemental Indenture”) to the indenture, dated as of October 11, 2016 (as amended and supplemented, the “2025 Notes Indenture”), among Dynegy, the subsidiary guarantors named therein and the Trustee, providing for the issuance of an aggregate principal amount of $750,000,000 of 8.000% Senior Notes due 2025 (the “2025 Notes”) previously issued by Dynegy.
Pursuant to the 2025 Notes Third Supplemental Indenture, the Company assumed the obligations of Dynegy as the issuer under the 2025 Notes Indenture.
A description of the 2025 Notes is contained in the Current Report on Form 8-K of Dynegy filed with the SEC on October 11, 2016 (the “October 2016 Form 8-K”) and is incorporated herein by reference.
The foregoing summary of the 2025 Notes Indenture and the 2025 Notes does not purport to be complete and is qualified in its entirety by reference to the text of the 2025 Notes Indenture (a copy of which has been filed as Exhibit 4.1 to the October 2016 Form 8-K) and each supplement thereto, each of which document has been filed as an exhibit to this Report and is incorporated herein by reference.
2026 Senior Notes
On April 9, 2018, the Company and the Subsidiary Guarantors executed a First Supplemental Indenture (the “2026 Notes First Supplemental Indenture”) to the indenture, dated as of August 21, 2017 (as amended and supplemented, the “2026 Notes Indenture”), among Dynegy, the subsidiary guarantors named therein and the Trustee, providing for the issuance of an aggregate principal amount of $850,000,000 of 8.125% Senior Notes due 2026 (the “2026 Notes”) previously issued by Dynegy.
Pursuant to the 2026 Notes First Supplemental Indenture, the Company assumed the obligations of Dynegy as the issuer under the 2026 Notes Indenture and the obligations of Dynegy under the Registration Rights Agreement, dated August 21, 2017 (the “2026 Notes RRA”), among Dynegy, the subsidiary guarantors named therein and the other parties named therein.

A description of the 2026 Notes is contained in the Current Report on Form 8-K of Dynegy filed with the SEC on August 21, 2017 (the “August 2017 Form 8-K”) and is incorporated herein by reference.
The foregoing summary of the 2026 Notes Indenture, the 2026 Notes and the 2026 Notes RRA does not purport to be complete and is qualified in its entirety by reference to the text of the 2026 Notes Indenture (a copy of which has been filed as Exhibit 4.1 to the August 2017 Form 8-K) and each supplement thereto and the text of the 2026 Notes RRA (a copy of which has been filed as Exhibit 4.2 to the August 2017 Form 8-K), each of which document has been filed as an exhibit to this Report and is incorporated herein by reference.

7.00% Tangible Equity Units
On June 21, 2016, Dynegy issued 4,600,000 7.00% tangible equity units (the “Units”), each with a stated amount of $100.00 and each comprised of (i) a prepaid stock purchase contract issued by Dynegy (each, a “Purchase Contract”), pursuant to which Dynegy will deliver to the holder, not later than July 1, 2019 (subject to postponement in certain limited circumstances), unless earlier redeemed or settled, not more than 6.1996 shares of Dynegy Common Stock and not less than 5.0201 shares of Dynegy Common Stock per Purchase Contract based upon the applicable fixed settlement rate, and (ii) a senior amortizing note issued by Dynegy (each, an “Amortizing Note”), with an initial principal amount of $18.94911 that pays an equal quarterly cash installment of $1.7500 per Amortizing Note, which in the aggregate will be equivalent to a 7.00% cash payment per year with respect to each $100.00 stated amount of Units.
On April 9, 2018, the Company assumed the obligations of Dynegy as the issuer of the Units by executing (i) a First Supplement (the “PCA Supplement”) to the Purchase Contract Agreement, dated June 21, 2016 (the “Purchase Contract Agreement”), between Dynegy and Wilmington Trust, National Association, as purchase contract agent (in such capacity, the “Purchase Contract Agent”) and as trustee, providing for the assumption by the Company of Dynegy’s obligations with respect to the Purchase Contracts (which form a component part of the Units) and (ii) a Second Supplemental Indenture (the “Amortizing Note Supplement”) to the Indenture, dated June 21, 2016 (the “Amortizing Notes Indenture”), between Dynegy and the Trustee, as supplemented by the First Supplemental Indenture, dated June 21, 2016 (the “Amortizing Notes First Supplemental Indenture”), between Dynegy and the Trustee, providing for the assumption by the Company of Dynegy’s obligations with respect to the Amortizing Notes (which form a component part of the Units).
The PCA Supplement also reflects the adjustment of the fixed settlement rates for the Purchase Contracts to reflect the Merger, which constitutes a Merger Event (as defined in the Purchase Contract Agreement) under the Purchase Contract Agreement. As a result, the right to settlement of each Purchase Contract into Dynegy Common Stock was changed into a right of settlement into shares of common stock of the Company and, from and after the effective time of the Merger (the “Merger Effective Time”), (i) the adjusted Minimum Settlement Rate (as defined in the Purchase Contract Agreement) shall be 3.2731 shares of common stock of the Company and (ii) the adjusted Maximum Settlement Rate (as defined in the Purchase Contract Agreement) shall be 4.0421 shares of common stock of the Company, in each case, subject to further adjustment from time to time as provided in the Purchase Contract Agreement. This adjustment effectively changes the Reference Price (as defined in the Purchase Contract Agreement) per share to $24.7393 from $16.13 and the Threshold Appreciation Price (as defined in the Purchase Contract Agreement) to $30.5521 from $19.92, in each case, subject to further adjustment from time to time as provided in the Purchase Contract Agreement. The Fundamental Change Early Settlement Rates (as defined in the Purchase Contract Agreement) and Stock Prices (as defined in the Purchase Contract Agreement) were also changed to reflect this adjustment.
A description of the Units is contained in the Current Report on Form 8-K of Dynegy filed with the SEC on June 21, 2016 (the “June 2016 Form 8-K”) and is incorporated herein by reference.
The Units are and will continue to be listed on the NYSE under the ticker symbol “DYNC”. The separate Purchase Contracts and Amortizing Notes are not listed on any securities exchange or automated inter-dealer quotation system.
The foregoing summary of the Units (including, for the avoidance of doubt, the Purchase Contracts and the Amortizing Notes), the Purchase Contract Agreement and the Amortizing Notes Indenture (as supplemented by the Amortizing Notes First Supplemental Indenture) does not purport to be complete and is qualified in its entirety by reference to the text of the Purchase Contract Agreement (a copy of which has been filed as Exhibit 4.3 to the June 2016 Form 8-K), the text of the Amortizing Notes Indenture (a copy of which has been filed as Exhibit 4.1 to the June 2016 Form 8-K), the text of the Amortizing Notes First Supplemental Indenture (a copy of which has been filed as Exhibit 4.2 to the June 2016 Form 8-K), the text of the PCA Supplement (a copy of which is filed as Exhibit 4.5 to the Registration Statement on Form 8-A filed on April 9, 2018 by the Company relating to the Units) and the text of the Amortizing Note Supplement (a copy of which is filed as Exhibit 4.3 to the Registration Statement on Form 8-A filed on April 9, 2018 by the Company relating to the Units), each of which document is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets
On the Closing Date, the Company completed the Merger pursuant to the terms of the Merger Agreement. On the Closing Date, Dynegy merged with and into the Company, with the Company continuing as the surviving corporation. At the Merger Effective Time, each issued and outstanding share of Dynegy Common Stock, other than shares owned by the Company or its wholly owned subsidiaries, held in treasury by Dynegy or held by a wholly owned subsidiary of Dynegy, was automatically converted into the right to receive 0.652 shares of the Company’s common stock, par value $0.01 per share (“Vistra Energy Common Stock”, and such ratio of Dynegy Common Stock to Vistra Energy Common Stock, the “Exchange Ratio”).

As of the Merger Effective Time, each outstanding Dynegy stock option was automatically converted into an option to purchase shares of Vistra Energy Common Stock, on the same terms and conditions that were applicable under such Dynegy stock option immediately prior to the Merger Effective Time (including any accelerated vesting provisions), equal to the product of (A) the total number of shares of Dynegy Common Stock subject to such Dynegy stock option and (B) the Exchange Ratio, rounded down to the nearest whole number of shares of Vistra Energy Common Stock. The per-share exercise price of each converted Vistra Energy stock option is equal to the quotient determined by dividing (1) the exercise price per share applicable to the Dynegy stock option by (2) the Exchange Ratio, rounded up to the nearest whole cent.
As of the Merger Effective Time, each outstanding award of restricted stock units with respect to shares of Dynegy Common Stock other than Dynegy phantom stock units (“Dynegy RSUs”) was automatically converted into a number of restricted stock units with respect to shares of Vistra Energy Common Stock (“Vistra RSUs”) equal to the product of (A) the number of Dynegy RSUs held by such holder immediately prior to the Merger Effective Time and (B) the Exchange Ratio, and remains outstanding on the same terms and conditions as were applicable to such award prior to the Merger Effective Time (including any accelerated vesting provisions).
As of the Merger Effective Time, each outstanding Dynegy performance stock unit (a “Dynegy PSU”) was automatically converted into the right to receive from Vistra Energy, at the Merger Effective Time, a number of shares of Vistra Energy Common Stock (and cash in lieu of fractional shares to be paid by the surviving corporation to the holder) equal to the product of (A) the total number of shares of Dynegy Common Stock that would be payable in respect of such Dynegy PSU (1) in the case of Dynegy PSUs with respect to which the Merger Effective Time occurred after the first twelve months of the applicable performance period, (x) at the actual level of performance applicable to such portion of such Dynegy PSU that relates to total stockholder return, as determined in accordance with the applicable award agreement, and (y) at the target level of performance applicable to such portion of such Dynegy PSU that relates to free cash flow, and (2) in the case of Dynegy PSUs with respect to which the Merger Effective Time occurred within the first twelve months of the applicable performance period, (x) at the target level of performance applicable to such portion of such Dynegy PSU that relates to total stockholder return, as determined in accordance with the applicable award agreement, and (y) at the target level of performance applicable to such portion of such Dynegy PSU that relates to free cash flow, and (B) the Exchange Ratio.
As of the Merger Effective Time, each outstanding Dynegy phantom stock unit was automatically converted into phantom stock units relating to the number of shares of Vistra Energy Common Stock equal to the product of (A) one share of Dynegy Common Stock and (B) the Exchange Ratio, and remains outstanding on the same terms and conditions as were applicable to such award immediately prior to the Merger Effective Time.
As of the Merger Effective Time, the number of hypothetical shares of Dynegy Common Stock credited to the company deferral account of each participant in Dynegy’s deferred compensation plan which company deferral account had an outstanding balance as of immediately prior to the Merger Effective Time was automatically converted into that number of hypothetical shares of Vistra Energy Common Stock equal to the product of (A) the total number of hypothetical shares of Dynegy Common Stock credited to such company deferral account and (B) the Exchange Ratio, and such company deferral account has the same terms and conditions as were applicable to such company deferral account immediately prior to the Merger Effective Time.
The foregoing description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 31, 2017, and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth above under Item 1.01 under the headings “Credit Agreement,” “2019 Senior Notes,” “2022 Senior Notes,” “2023 Senior Notes,” “2024 7.625% Senior Notes,” “2024 8.034% Senior Notes,” “2025 Senior Notes,” “2026 Senior Notes” and “7.00% Tangible Equity Units” is hereby incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective as of the Merger Effective Time, and in accordance with the Merger Agreement, the board of directors of the Company (the “Board”) consists of the following 11 members: (i) Hilary E. Ackerman, Paul M. Barbas and John R. Sult, each a former member of the Dynegy board of directors who has been appointed to the Board, and (ii) Curtis A. “Curt” Morgan, Gavin R. Baiera, Jennifer Box, Brian K. Ferraioli, Scott B. Helm, Jeff D. Hunter, Cyrus Madon and Geoffrey D. Strong, each a continuing director of the Board.

Item 7.01.	Regulation FD Disclosure
On the Closing Date, the Company issued a press release announcing the completion of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired

Filed by Dynegy with the SEC on February 22, 2018 on Form 10-K and incorporated by reference herein is the following exhibit:

99.2 Audited consolidated balance sheets of Dynegy as of December 31, 2017 and 2016, the related consolidated statements of operation, consolidated statements of comprehensive income (loss), consolidated statements of cash flows and consolidated statements of changes in equity for each of the three years in the period ended December 31, 2017 and the related notes to such audited consolidated financial statements, including the independent auditor’s report thereon dated February 22, 2018.

(b) Pro forma financial information

Filed by Vistra Energy with the SEC on March 14, 2018 on Form S-4 and incorporated by reference herein is the following exhibit:

99.3 Unaudited pro forma condensed combined consolidated financial information of the Company as of and for the year ended December 31, 2017.

(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of October 29, 2017, by and between the Company and Dynegy (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of the Company on October 31, 2017)

4.1
2019 Notes Indenture, dated October 27, 2014, among Dynegy Finance II, Inc. and the Trustee (incorporated by reference to Exhibit 4.7 to the Current Report on Form 8-K of Dynegy filed on October 30, 2014).

4.2
First Supplemental Indenture to the 2019 Notes Indenture, dated April 1, 2015, between Dynegy and the Trustee (incorporated by reference to Exhibit 4.8 to the Current Report on Form 8-K of Dynegy filed with the SEC on April 7, 2015).

4.3
Second Supplemental Indenture to the 2019 Notes Indenture, dated April 1, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (incorporated by reference to Exhibit 4.9 to the Current Report on Form 8-K of Dynegy filed with the SEC on April 7, 2015).

4.4
Third Supplemental Indenture to the 2019 Notes Indenture, dated April 2, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (incorporated by reference to Exhibit 4.13 to the Current Report on Form 8-K of Dynegy filed with the SEC on April 8, 2015).

4.5
Fourth Supplemental Indenture to the 2019 Notes Indenture, dated May 11, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2015 of Dynegy).

4.6
Fifth Supplemental Indenture to the 2019 Notes Indenture, dated September 21, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2015 of Dynegy).

4.7
Sixth Supplemental Indenture to the 2019 Notes Indenture, dated February 2, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (incorporated by reference to Exhibit 4.16 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy).

4.8
Seventh Supplemental Indenture to the 2019 Notes Indenture, dated February 7, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (incorporated by reference to Exhibit 4.17 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy).

4.9	Eighth Supplemental Indenture to the 2019 Notes Indenture, dated April 9, 2018, among the Company, the Subsidiary Guarantors (as defined therein) and the Trustee.

4.10	Form of 6.75% Senior Note due 2019 (included in Exhibit 4.7 to the Current Report on Form 8-K of Dynegy filed on October 30, 2014).

4.11
2022 Notes Indenture, dated October 27, 2014, among Dynegy Finance II, Inc. and the Trustee (incorporated by reference to Exhibit 4.8 to the Current Report on Form 8-K of Dynegy filed on October 30, 2014).

4.12
First Supplemental Indenture to the 2022 Notes Indenture, dated April 1, 2015, between Dynegy and the Trustee (incorporated by reference to Exhibit 4.11 to the Current Report on Form 8-K of Dynegy filed with the SEC on April 7, 2015).

4.13
Second Supplemental Indenture to the 2022 Notes Indenture, dated April 1, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (incorporated by reference to Exhibit 4.12 to the Current Report on Form 8-K of Dynegy filed with the SEC on April 7, 2015).

4.14
Third Supplemental Indenture to the 2022 Notes Indenture, dated April 2, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (incorporated by reference to Exhibit 4.17 to the Current Report on Form 8-K of Dynegy filed with the SEC on April 8, 2015).

4.15
Fourth Supplemental Indenture to the 2022 Notes Indenture, dated May 11, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2015 of Dynegy).

4.16
Fifth Supplemental Indenture to the 2022 Notes Indenture, dated September 21, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2015 of Dynegy).

4.17
Sixth Supplemental Indenture to the 2022 Notes Indenture, dated February 2, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (incorporated by reference to Exhibit 4.24 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy).

4.18
Seventh Supplemental Indenture to the 2022 Notes Indenture, dated February 7, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (incorporated by reference to Exhibit 4.25 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy).

4.19	Eighth Supplemental Indenture to the 2022 Notes Indenture, dated April 9, 2018, among the Company, the Subsidiary Guarantors (as defined therein) and the Trustee.

4.20	Form of 7.375% Senior Note due 2022 (included in Exhibit 4.8 to the Current Report on Form 8-K of Dynegy filed on October 30, 2014).

4.21
2023 Notes Indenture, dated May 20, 2013, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy filed on May 21, 2013).

4.22
First Supplemental Indenture to the 2023 Notes Indenture, dated as of December 5, 2014, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (incorporated by reference to Exhibit 4.3 to the Annual Report on Form 10-K for the Year Ended December 31, 2013 of Dynegy).

4.23
Second Supplemental Indenture to the 2023 Notes Indenture, dated April 1, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (incorporated by reference to Exhibit 4.20 to the Current Report on Form 8-K of Dynegy filed April 7, 2015).

4.24
Third Supplemental Indenture to the 2023 Notes Indenture, dated April 2, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (incorporated by reference to Exhibit 4.28 to the Current Report on Form 8-K of Dynegy filed with the SEC on April 8, 2015).

4.25
Fourth Supplemental Indenture to the 2023 Notes Indenture, dated May 11, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (incorporated by reference to Exhibit 4.4 to the Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2015 of Dynegy).

4.26
Fifth Supplemental Indenture to the 2023 Notes Indenture, dated September 21, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (incorporated by reference to Exhibit 4.4 to the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2015 of Dynegy).

4.27
Sixth Supplemental Indenture to the 2023 Notes Indenture, dated February 2, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (incorporated by reference to Exhibit 4.7 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy).

4.28
Seventh Supplemental Indenture to the 2023 Notes Indenture, dated February 7, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (incorporated by reference to Exhibit 4.8 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy).

4.29	Eighth Supplemental Indenture to the 2023 Notes Indenture, dated April 9, 2018, among the Company, the Subsidiary Guarantors (as defined therein) and the Trustee.

4.30	Form of 5.875% Senior Note due 2023 (included in Exhibit 4.1 to the Current Report on Form 8-K of Dynegy filed on May 21, 2013).

4.31
2024 7.625% Notes Indenture, dated October 27, 2014, among Dynegy Finance II, Inc. and the Trustee (incorporated by reference to Exhibit 4.9 to the Current Report on Form 8-K of Dynegy filed on October 30, 2014).

4.32
First Supplemental Indenture to the 2024 7.625% Notes Indenture, dated April 1, 2015, between Dynegy and the Trustee (incorporated by reference to Exhibit 4.14 to Dynegy’s Current Report on Form 8-K filed on April 7, 2015).

4.33
Second Supplemental Indenture to the 2024 7.625% Notes Indenture, dated April 1, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein) and the Trustee (incorporated by reference to Exhibit 4.15 to Dynegy’s Current Report on Form 8-K filed with the SEC on April 7, 2015).

4.34
Third Supplemental Indenture to the 2024 7.625% Notes Indenture, dated April 2, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein) and the Trustee (incorporated by reference to Exhibit 4.21 to Dynegy’s Current Report on Form 8-K filed with the SEC on April 8, 2015).

4.35
Fourth Supplemental Indenture to the 2024 7.625% Notes Indenture, dated May 11, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein) and the Trustee (incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2015 of Dynegy).

4.36
Fifth Supplemental Indenture to the 2024 7.625% Notes Indenture, dated September 21, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein) and the Trustee (incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2015 of Dynegy).

4.37
Sixth Supplemental Indenture to the 2024 7.625% Notes Indenture, dated February 2, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein) and the Trustee (incorporated by reference to Exhibit 4.32 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy).

4.38
Seventh Supplemental Indenture to the 2024 7.625% Notes Indenture, dated February 7, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein) and the Trustee (incorporated by reference to Exhibit 4.33 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy).

4.39	Eighth Supplemental Indenture to the 2024 7.625% Notes Indenture, dated April 9, 2018, among the Company, the Subsidiary Guarantors (as defined therein) and the Trustee.

4.40	Form of 7.625% Senior Note due 2024 (included in Exhibit 4.9 to the Current Report on Form 8-K of Dynegy filed on October 30, 2014).

4.41
2024 8.034% Notes Indenture, dated February 2, 2017, by and among Dynegy, the guarantors party thereto and the Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Dynegy filed on February 7, 2017).

4.42
First Supplemental Indenture to the 2024 8.034% Notes Indenture, dated February 7, 2017, between Dynegy, the Subsidiary Guarantors (as defined therein) and the Trustee (incorporated by reference to Exhibit 4.41 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy).

4.43	Second Supplemental Indenture to the 2024 8.034% Notes Indenture, dated April 9, 2018, among the Company, the Subsidiary Guarantors (as defined therein) and the Trustee.

4.44	Form of 8.034% Senior Note due 2024 (included in Exhibit 4.2 to the Current Report on Form 8-K of Dynegy filed on February 7, 2017).

4.45	2025 Notes Indenture, dated October 11, 2016, between Dynegy and the Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy filed on October 11, 2016).

4.46
First Supplemental Indenture to the 2025 Notes Indenture, dated February 2, 2017, between Dynegy, the Subsidiary Guarantors (as defined therein) and the Trustee (incorporated by reference to Exhibit 4.35 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy).

4.47
Second Supplemental Indenture to the 2025 Notes Indenture, dated February 7, 2017, between Dynegy, the Subsidiary Guarantors (as defined therein) and the Trustee (incorporated by reference to Exhibit 4.36 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy).

4.48	Third Supplemental Indenture to the 2025 Notes Indenture, dated April 9, 2018, among the Company, the Subsidiary Guarantors (as defined therein) and the Trustee.

4.49	Form of 8.000% Senior Note due 2025 (included in Exhibit 4.1 to the Current Report on Form 8-K of Dynegy filed on October 11, 2016).

4.50
2026 Notes Indenture, dated August 21, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein) and the Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy filed on August 21, 2017).

4.51
Registration Rights Agreement, dated August 21, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein) and the other parties named therein (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Dynegy filed on August 21, 2017).

4.52	First Supplemental Indenture to the 2026 Notes Indenture, dated April 9, 2018, among the Company, the Subsidiary Guarantors (as defined therein) and the Trustee.

4.53	Form of 8.125% Senior Note due 2026 (included in Exhibit 4.1 to the Current Report on Form 8-K of Dynegy filed on August 21, 2017).

4.54	Purchase Contract Agreement, dated June 21, 2016, between Dynegy and the Trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of Dynegy filed on June 21, 2016).

4.55
First Supplement to the Purchase Contract Agreement, dated April 9, 2018, between the Company, the Purchase Contract Agent and the Trustee (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form 8-A filed on April 9, 2018 by the Company relating to the Units).

4.56	Form of Unit (included in Exhibit 4.3 to the Current Report on Form 8-K of Dynegy filed on June 21, 2016).

4.57	Form of Purchase Contract (included in Exhibit 4.3 to the Current Report on Form 8-K of Dynegy filed on June 21, 2016).

4.58	Amortizing Notes Indenture, dated June 21, 2016, between Dynegy and the Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy filed on June 21, 2016).

4.59
First Supplemental Indenture to the Amortizing Notes Indenture, dated June 21, 2016, between Dynegy and the Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Dynegy filed on June 21, 2016).

4.60
Second Supplemental Indenture to the Amortizing Notes Indenture, dated April 9, 2018, between the Company and the Trustee (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form 8-A filed on April 9, 2018 by the Company relating to the Units).

4.61	Form of Amortizing Note (included in Exhibit 4.2 to the Current Report on Form 8-K of Dynegy filed on June 21, 2016).

4.62
Warrant Agreement, dated February 2, 2017, by and among Dynegy, Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy filed on February 7, 2017).

4.63
Supplemental Warrant Agreement, dated as of April 9, 2018 among the Company and the Warrant Agent (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form 8-A filed on April 9, 2018 by the Company relating to the Warrants).

4.64	Form of Warrant (included in Exhibit 4.1 to the Current Report on Form 8-K of Dynegy filed on February 7, 2017).

10.1
Credit Agreement, dated as of April 23, 2013, among Dynegy and the guarantors, lenders and other parties thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on April 24, 2013).

10.2
First Amendment to Credit Agreement, dated as of April 1, 2015, among Dynegy and the guarantors, lenders and other parties thereto (incorporated by reference to Exhibit 10.4 to Dynegy’s Current Report on Form 8-K filed with the SEC on April 7, 2015).

10.3
Second Amendment to Credit Agreement, dated as of April 2, 2015, among Dynegy and the guarantors, lenders and other parties thereto (incorporated by reference to Exhibit 10.5 to Dynegy Inc.’s Current Report on Form 8-K filed with the SEC on April 8, 2015).

10.4
Third Amendment to Credit Agreement, dated as of June 27, 2016, among Dynegy and the guarantors, lenders and other parties thereto (incorporated by reference to Exhibit 10.4 to Dynegy’s Current Report on Form 8-K filed with the SEC on June 28, 2016).

10.5
Waiver to Credit Agreement, dated as of June 27, 2016, among Dynegy and the lenders party thereto (incorporated by reference to Exhibit 10.5 to Dynegy’s Current Report on Form 8-K filed with the SEC on June 28, 2016).

10.6
Waiver and Consent to Credit Agreement, dated as of December 13, 2016, among Dynegy and the guarantors, lenders and other parties thereto (incorporated by reference to Exhibit 10.1 to Dynegy’s Current Report on Form 8-K filed with the SEC on December 14, 2016).

10.7
Fourth Amendment to the Credit Agreement, dated January 10, 2017, among Dynegy and the guarantors, lenders and other parties thereto (incorporated by reference to Exhibit 10.3 to Dynegy’s Current Report on Form 8-K filed with the SEC on January 17, 2017).

10.8
Fifth Amendment to the Credit Agreement, dated February 7, 2017, among Dynegy and the guarantors, lenders and other parties thereto (incorporated by reference to Exhibit 10.2 to Dynegy’s Current Report on Form 8-K filed with the SEC on February 9, 2017).

10.9
Sixth Amendment to the Credit Agreement, dated December 20, 2017, among Dynegy and the guarantors, lenders and other parties thereto (incorporated by reference to Exhibit 10.2 to Dynegy’s Current Report on Form 8-K filed with the SEC on December 20, 2017).

10.10
Assumption Agreement, dated as of April 9, 2018, between the Company (as successor by merger to Dynegy), and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and as Collateral Trustee, relating to the Dynegy Credit Agreement.

10.11
Guarantee and Collateral Agreement, dated as of April 23, 2013, among Dynegy, the subsidiaries of the borrower from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Dynegy Inc. filed on April 24, 2013).

10.12
Joinder, dated as of April 9, 2018, among the Company, the subsidiary guarantors party thereto and Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee, relating to the Dynegy Guarantee and Collateral Agreement.

10.13
Collateral Trust and Intercreditor Agreement, dated as of April 23, 2013 among Dynegy, the Subsidiary Guarantors (as defined therein), Credit Suisse AG, Cayman Islands Branch and each person party thereto from time to time (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Dynegy Inc. filed on April 24, 2013).

23.1	Consent of Ernst & Young LLP (in respect of Dynegy).

99.1	Press release issued by the Company, dated April 9, 2018.

99.2
Audited consolidated balance sheets of Dynegy as of December 31, 2017 and 2016, the related consolidated statements of operation, consolidated statements of comprehensive income (loss), consolidated statements of cash flows and consolidated statements of changes in equity for each of the three years in the period ended December 31, 2017 and the related notes to such audited consolidated financial statements, including the independent auditor’s report thereon dated February 22, 2018 (incorporated by reference to the Form 10-K filed by Dynegy with the SEC on February 22, 2018).

99.3
Unaudited pro forma condensed combined consolidated financial information of the Company as of and for the year ended December 31, 2017 (incorporated by reference to the post-effective amendment no. 1 to the Form S-4 filed by the Company with the SEC on March 14, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Energy Corp.

Dated: April 9, 2018	/s/ Christy Dobry
	Name:	Christy Dobry
	Title:	Vice President & Controller